EXHIBIT 99.5
Service Corporation International
TENDER OF ALL OUTSTANDING
$250,000,000 aggregate principal amount of
7 3/8% Senior Notes Due 2014 issued on October 3, 2006
in Exchange for 7 3/8% Senior Notes Due 2014
That Have Been Registered Under the
Securities Act of 1933
and
$250,000,000 aggregate principal amount of
7 5/8% Senior Notes Due 2018 issued on October 3, 2006
in Exchange for 7 5/8% Senior Notes Due 2018
That Have Been Registered Under the
Securities Act of 1933
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                ●               , 2006 UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
To Our Clients:
      We are enclosing a prospectus, dated                ●               , 2006 (the “Prospectus”), of Service Corporation International, a Texas corporation (“SCI), and a related Letter of Transmittal (which together constitute the “exchange offer”) relating to the offer by SCI to exchange (i) its 7 3/8% Senior Notes due 2014 (the “New 2014 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of SCI’s issued and outstanding 7 3/8% Senior Notes due 2014 issued on October 3, 2006 (the “Old 2014 Notes”) and (ii) its 7 5/8% Senior Notes due 2018 (the “New 2018 Notes” and, together with the New 2014 Notes, the “New Notes”), which have been registered under the Securities Act for a like principal amount of SCI’s issued and outstanding 7 5/8% Senior Notes due 2018 issued on October 3, 2006 (the “Old 2018 Notes” and, together with the Old 2014 Notes, the “Old Notes”), upon the terms and subject to the conditions set forth in the exchange offer.
      The exchange offer is not conditioned upon any minimum number of Old Notes being tendered.
      We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.
      We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.
INSTRUCTIONS TO REGISTERED HOLDER AND/OR
DEPOSITORY TRUST COMPANY PARTICIPANT
To Registered Holder and/or Participant of the Depository Trust Company:
      The undersigned hereby acknowledges receipt of the prospectus dated                ●               , 2006 (the “Prospectus”), of Service Corporation International, a Texas corporation (“SCI”), and the accompanying Letter of Transmittal, that together constitute the offer of SCI (the “exchange offer”) to exchange SCI’s (i) 7 3/8% Senior Notes due 2014 (the “New 2014 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all of SCI’s issued and outstanding 7 3/8% Senior Notes due 2014 issued on October 3, 2006 (the “Old 2014 Notes”) and (ii) 7 5/8% Senior Notes due 2018 (the “New 2018 Notes” and, together with the New 2014 Notes, the “New Notes”), which have been registered under the Securities Act, for all of SCI’s issued and outstanding 7 5/8% Senior Notes due 2018 issued on October 3, 2006 (the “Old 2018 Notes” and together with the Old 2014 Notes, the “Old Notes”). Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.
      This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.
      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$ of the 7 3/8% Senior Notes due 2014.

$ of the 7 5/8% Senior Notes due 2018.
      With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Old 2014 Notes held by you for the account of the undersigned (insert principal amount of Old 2014 Notes to be tendered) (if any): $ ____________________________________________________.

☐	To tender the following Old 2018 Notes held by you for the account of the undersigned (insert principal amount of Old 2018 Notes to be tendered) (if any): $ ____________________________________________________.

☐	not to tender any Old Notes held by you for the account of the undersigned.
      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the New Notes acquired in exchange for Old Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes;

•	the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act; and

•	neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of SCI or a broker-dealer tendering Old Notes acquired directly from SCI; and

•	if the undersigned is not a broker-dealer, that the undersigned is not engaged in and does not intend to engage in the distribution of the New Notes.
      If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

SIGN HERE
Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(Please Print)
Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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